Exhibit 99.1

Pulse Biosciences Reports Business Updates and Third Quarter 2026 Financial Results

Completed enrollment of NANOPULSE-AF US IDE pivotal study for treatment of AF with nPulse Cardiac Catheter System

Ended the quarter with $189 million of cash, cash equivalents, and marketable securities

HAYWARD, California [Business Wire] — November 5, 2026. Pulse Biosciences, Inc. (Nasdaq: PLSE), the company leveraging its ever evolving novel and proprietary Nanosecond Pulsed Field Ablation™ (nano-PFA or nsPFA™) technology, today announced business updates and financial results for the third quarter ended September 30, 2026.

“Pulse Biosciences delivered several major milestones since the second quarter, led by completing enrollment in our U.S. pivotal IDE study in just six months, three months ahead of plan,” said Paul LaViolette, CEO and Co Chairman of Pulse Biosciences. “That speed reflects the growing enthusiasm physicians have shown for the nPulse catheter since their very first cases. We also meaningfully strengthened our balance sheet, represented by institutional investor conviction in the opportunities ahead enabled by our technology and our team. With NANOPULSE-AF fully enrolled, and the capital to execute, we are now focused on preparations for launch readiness, additional data readouts, and regulatory submissions. We are also advancing new clinical study initiatives and exciting product development innovations, reflecting the deep application pipeline for our platform technology that gives us the opportunity to bring nsPFA to very large, underserved patient populations.”

Recent Business Highlights

●

Cash, cash equivalents, and marketable securities totaled $189.2 million as of September 30, 2026, compared to $101.6 million as of June 30, 2026. Based on current yields on cash, cash equivalents, and marketable securities at the current balance, provides over $7.5 million in annual interest income.

●	The Company raised $95.8 million in net proceeds through its ATM programs during the third quarter, and more than $150 million since May representing less than 6% dilution.

Endocardial Catheter AF Ablation

●

Completed enrollment in NANOPULSE-AF, the U.S. IDE pivotal study of the nPulse Cardiac Catheter System for the treatment of atrial fibrillation (AF), with 169 evaluable patients at 15 sites with 36 investigators. Enrollment was completed in under six months, three months faster than the timeline originally communicated.

●	Plans to present 12-month follow up data on 100 patients from the EU feasibility study in Q1 2027.
●	Continued to progress toward a CE Mark submission with anticipated CE mark approval in Q4 2027.
●	Plans to submit an IDE application for a persistent AF study in the fourth quarter of 2026, extending the nPulse catheter platform to larger and more complex patient groups.

Surgical AF Ablation and Soft Tissue Ablation

●

Continued to enroll NANOCLAMP-AF, the U.S. IDE pivotal study for concomitant surgical AF ablation, which remains on track to complete enrollment by the end of the first half of 2027. First patient enrolled in the trial has reached one year follow-up.

●

Recorded $0.4 million of third quarter revenue from Vybrance, compared to $0.1 million in the prior year period, while commercial case volume increased from prior quarters and important market development milestones were achieved focusing on existing account development.

●

Completed enrollment of the PRECISE-Benign Thyroid Nodule (PRECISE-BTN) study in September with 100 patients. Preliminary data are being presented at the American Thyroid Association annual meeting, with further data readouts expected after all patients achieve six-month and twelve-month follow-up.

Third Quarter 2026 Financial Results

Total revenue for the three months ended September 30, 2026 was $0.4 million, compared to $0.1 million in the prior year period. The Company remains in a controlled commercial launch of its Vybrance system, directing efforts toward market development and clinical use within a limited customer base. Results continue to be encouraging, we expect this phase of the Vybrance controlled launch to continue into Q4 2027.

Total GAAP costs and expenses, representing cost of product revenue, research and development, and selling, general and administrative expenses, for the three months ended September 30, 2026, were $24.7 million, an increase of $4.2 million compared to $20.5 million in the prior year period. The increase was primarily driven by increased investment in clinical program and employee-related spend. Non-GAAP costs and expenses for the three months ended September 30, 2026, were $19.1 million, an increase of $4.5 million compared to $14.6 million in the prior year period, driven by increased clinical program and employee-related spend.

GAAP net loss for the three months ended September 30, 2026 was ($23.1) million compared to ($19.4) million for the three months ended September 30, 2025. Non-GAAP net loss for the three months ended September 30, 2026, was ($17.5) million compared to ($13.5) million for the three months ended September 30, 2025.

Cash, cash equivalents, and marketable securities totaled $189.2 million as of September 30, 2026, compared to $101.6 million in cash and cash equivalents as of June 30, 2026. The sequential increase of $87.6 million reflects net proceeds raised under the Company’s ATM programs. Cash used in operating activities in the third quarter of 2026 totaled $15.3 million, compared to $13.0 million in the same period of the prior year and $18.7 million in the second quarter of 2026.

The Company raised $95.8 million in net proceeds through its ATM programs during the third quarter, bringing the total since May to more than $150 million, representing under 6% dilution. Approximately $64 million of ATM capacity remains available.

Reconciliations of GAAP to Non-GAAP costs and expenses and net loss have been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Webcast and Conference Call Information

Pulse Biosciences’ management will host a conference call Thursday, November 5, 2026, beginning at 1:30pm PT. Investors interested in listening to the conference call may do so by dialing 1-800-715-9871 from the U.S. or 1-646-307-1963 internationally and providing Conference ID 9464498. A live and recorded webcast of the event will be available at https://investors.pulsebiosciences.com/.

About Pulse Biosciences®

Pulse Biosciences is a novel bioelectric medicine company committed to health innovation that has the intention as well as potential to improve the quality of life for patients. The Company’s proprietary nPulse™ technology delivers nanosecond pulses of electrical energy to non-thermally clear cells while sparing adjacent non-cellular tissue. The Company is actively pursuing the development of its nPulse technology for use in the treatment of atrial fibrillation and in a select few other markets where it could have a profound positive impact on healthcare for both patients and providers.

Pulse Biosciences, nPulse, Vybrance, CellFX, Nano-Pulse Stimulation, NPS, nsPFA, CellFX nsPFA and the stylized logos are among the trademarks and/or registered trademarks of Pulse Biosciences, Inc. in the United States and other countries.

Non-GAAP Financial Measures

In this press release, in order to supplement the Company’s condensed consolidated financial statements presented in accordance with Generally Accepted Accounting Principles, or GAAP, management has disclosed certain non-GAAP financial measures for the statement of operations. The Company believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results were limited to financial measures prepared in accordance with GAAP. As a result, the Company is disclosing certain non-GAAP results in order to supplement investors’ and other readers’ understanding and assessment of the Company’s financial performance. Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter, and year to year, on a regular basis and for financial and operational decision-making. Non-GAAP adjustments include stock-based compensation, depreciation and amortization, and a legal settlement. From time to time in the future, there may be other items that the Company may exclude if the Company believes that doing so is consistent with the goal of providing useful information to management and investors. The Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate the Company’s business.

Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, which could reduce the usefulness of the Company’s non-GAAP financial measures as tools for comparison. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most directly comparable GAAP measures set forth below and should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP. Non-GAAP financial measures in this earnings release exclude non-cash expenses for stock-based compensation, depreciation and amortization and legal settlement expenses.

Glossary of Terms

●	Arrhythmia: Any abnormal heart rhythm where the heart beats too fast, too slow, or irregularly due to electrical disturbances.
●	Atrial arrhythmia: Any abnormal heart rhythm originating in the atria, including AF, atrial flutter, and atrial tachycardia.
●	Atrial fibrillation (AF): Irregular, often rapid heartbeat starting in the atria that can cause symptoms and increase stroke risk.
●	Atrial tachycardia (AT): A rapid abnormal heart rhythm caused by electrical activity originating in the atria outside the heart’s normal pacemaker (sinus node).
●	Cavo tricuspid Isthmus (CTI): A region of right atrial tissue between the inferior vena cava and tricuspid valve that forms part of the electrical circuit in typical atrial flutter.
●	Electroanatomic mapping: 3D mapping of heart chambers that combines anatomy and electrical data to guide ablation.
●	Electrophysiology (EP): Cardiology subspecialty focused on the heart’s electrical system and the diagnosis and treatment of arrhythmias.
●	Myocardial Infarction (MI): Death of heart muscle tissue due to prolonged inadequate blood flow and oxygen supply, commonly called a heart attack.
●	Paroxysmal atrial fibrillation: AF episodes that start and stop on their own, typically lasting less than seven days.
●	Persistent Atrial Fibrillation: Continuous AF lasting more than seven days.
●	Pulsed Field Ablation (PFA): Non‑thermal ablation using short, high‑voltage pulses to selectively injure cardiac cells via irreversible electroporation.
●	Posterior Wall Isolation (PWI): Ablation technique that electrically isolates the posterior wall of the left atrium to target electrical activity that may initiate or sustain AT or AF.
●	Premature ventricular contraction (PVC): An early heartbeat originating in the ventricles that interrupts the normal heart rhythm and may feel like a skipped beat.
●	Pulmonary vein isolation (PVI): Ablation technique that electrically isolates the pulmonary veins from the left atrium to prevent AF triggers.
●	Ventricular Tachycardia (VT): A rapid abnormal heart rhythm originating in the ventricles that can impair blood flow and may be life-threatening.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements concerning early clinical successes and whether they are predictive of the safety and effectiveness of any medical device such as the nPulse Cardiac Catheter System, statements concerning the anticipated timing of enrollment completion and possible outcomes in any of the Company’s clinical trials, statements concerning any of the Company’s regulatory submissions, including CE Mark submissions, FDA submissions, the planned IDE application for persistent AF and the potential regulatory approval of any Company product, Pulse Biosciences’ expectations, whether stated or implied, about whether the Company’s nsPFA technology will become either a disruptive treatment option or a superior option for treating atrial fibrillation or any other medical condition, statements relating to the effectiveness of the Company’s nsPFA technology and nPulse System to non-thermally clear cells while sparing adjacent non-cellular tissue, statements concerning the Company’s expected product development efforts, such as advancement of its nPulse Cardiac Catheter to treat atrial fibrillation, statements concerning market development and market opportunities, customer adoption and future commercialization of any nPulse product, such as the Vybrance Percutaneous Electrode System, statements concerning the Company’s partnership, manufacturing and financing activities, including its expected cash runway and available capacity under its ATM programs, and other future events. These statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Pulse Biosciences’ filings with the Securities and Exchange Commission. Pulse Biosciences undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contacts:

Investors:

Pulse Biosciences, Inc.

Jon Skinner, CFO

IR@pulsebiosciences.com

Or

Gilmartin Group

Philip Trip Taylor

415.937.5406

philip@gilmartinir.com

PULSE BIOSCIENCES, INC.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	September 30,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$36,725	$80,735
Marketable securities	152,469	—
Accounts receivable	297	274
Inventory	232	136
Prepaid expenses and other current assets	2,485	2,276
Total current assets	192,208	83,421

Property and equipment, net	1,073	1,051
Intangible assets, net	55	575
Goodwill	2,791	2,791
Right-of-use assets	5,059	6,010
Other assets	398	691
Total assets	$201,584	$94,539

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,018	$2,777
Accrued liabilities	8,630	3,576
Lease liability, current	1,747	1,570
Total current liabilities	13,395	7,923

Lease liability, less current portion	4,616	5,960
Total liabilities	18,011	13,883

Stockholders’ equity:
Preferred stock, $0.001 par value; authorized – 50,000,000 shares; no shares issued and outstanding	—	—
Common stock, $0.001 par value; authorized – 500,000,000 shares; issued and outstanding – 73,314,797 shares and 67,839,689 shares as of September 30, 2026 and December 31, 2025, respectively	73	68
Additional paid-in capital	713,153	543,869
Accumulated other comprehensive loss	(83)	—
Accumulated deficit	(529,570)	(463,281)
Total stockholders’ equity	183,573	80,656
Total liabilities and stockholders’ equity	$201,584	$94,539

PULSE BIOSCIENCES, INC.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenue:
Product revenue	$395	$86	$1,230	$86

Cost and expenses:
Cost of product revenue	191	279	834	279
Research and development	16,848	11,393	46,414	33,794
Selling, general and administrative	7,648	8,781	22,696	24,699
Total cost and expenses	24,687	20,453	69,944	58,772
Loss from operations	(24,292)	(20,367)	(68,714)	(58,686)

Other income (expense):
Interest income	1,205	1,001	2,398	3,385
Other income (expense)	36	(19)	27	(47)
Total other income	1,241	982	2,425	3,338
Net loss	$(23,051)	$(19,385)	$(66,289)	$(55,348)

Net loss per share, basic and diluted	$(0.32)	$(0.29)	$(0.95)	$(0.82)
Weighted average common shares outstanding, basic and diluted	71,929,228	67,385,281	69,722,351	67,263,426

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Stock Based Compensation Expense:	2026	2025	2026	2025
Cost of product revenue	$20	$52	$92	$52
Research and development	2,275	2,232	6,560	7,329
Selling, general and administrative	3,017	3,333	5,545	9,106
Total stock-based compensation expense	$5,312	$5,617	$12,197	$16,487

Reconciliation of GAAP to Non-GAAP Financial Measures

The following table presents the reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures:

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Reconciliation of GAAP to non-GAAP Cost of product revenue:
GAAP Cost of product revenue	$191	$279	$834	$279
Stock-based compensation expense	(20)	(52)	(92)	(52)
Depreciation and amortization	—	(3)	—	(3)
Non-GAAP Cost of product revenue	$171	$224	$742	$224

Reconciliation of GAAP to non-GAAP Research and development:
GAAP Research and development	$16,848	$11,393	$46,414	$33,794
Stock-based compensation expense	(2,275)	(2,232)	(6,560)	(7,329)
Depreciation and amortization	(48)	(41)	(134)	(131)
Non-GAAP Research and development	$14,525	$9,120	$39,720	$26,334

Reconciliation of GAAP to non-GAAP Selling, general and administrative:
GAAP Selling, general and administrative	$7,648	$8,781	$22,696	$24,699
Stock-based compensation expense	(3,017)	(3,333)	(5,545)	(9,106)
Depreciation and amortization	(213)	(212)	(636)	(678)
Legal settlement	—	—	—	590
Non-GAAP Selling, general and administrative	$4,418	$5,236	$16,515	$15,505

Reconciliation of GAAP to non-GAAP Cost and expenses:
GAAP Cost and expenses	$24,687	$20,453	$69,944	$58,772
Stock-based compensation expense	(5,312)	(5,617)	(12,197)	(16,487)
Depreciation and amortization	(261)	(256)	(770)	(812)
Legal settlement	—	—	—	590
Non-GAAP Cost and expenses	$19,114	$14,580	$56,977	$42,063

Reconciliation of GAAP to non-GAAP Net loss:
GAAP Net loss	$(23,051)	$(19,385)	$(66,289)	$(55,348)
Stock-based compensation expense	5,312	5,617	12,197	16,487
Depreciation and amortization	261	256	770	812
Legal settlement	—	—	—	(590)
Non-GAAP Net loss	$(17,478)	$(13,512)	$(53,322)	$(38,639)